SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 8, 2003
                        (Date of earliest event reported)

  Commission     Registrant; State of Incorporation;     I.R.S. Employer
  File Number       Address; and Telephone Number       Identification No.

    1-6543      OHIO POWER COMPANY                          31-4271000
                (An Ohio Corporation)
                1 Riverside Plaza
                Columbus, Ohio 43215
                Telephone (614) 716-1000

Item 5.  Other Events and Regulation FD Disclosure.

On July 8, 2003, Ohio Power Company (the "Company") entered into an Underwriting Agreement with Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, relating to the offering and sale by the Company of $225,000,000 of its 4.85% Senior Notes, Series H, due 2014 (the "Series H Notes") and $225,000,000 of its 6.375% Senior Notes, Series I, due 2033 (the "Series I Notes" and collectively, the "Notes").

Item 7.    Financial Statements and Exhibits

(c)   Exhibits

    1(a) Underwriting Agreement, dated July 8, 2003, between the Company and
         Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

    4(a) First Supplemental Indenture, between the Company and Deutsche Bank
         Trust Company Americas, as trustee, dated July 11, 2003, establishing the terms of the Series H Notes.

    4(b) Second Supplemental Indenture, between the Company and Deutsche Bank
         Trust Company Americas, as trustee, dated July 11, 2003, establishing the terms of the Series I Notes.

    4(c) Forms of the Notes (included in Exhibits 4(a) and 4(b) hereto).

    5(a) Opinion of Simpson Thacher & Bartlett LLP regarding the legality of the
         Notes.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          OHIO POWER COMPANY

                          By:_/s/ Thomas G. Berkemeyer_____
                               Assistant Secretary


July 11, 2003


                                  EXHIBIT INDEX

Exhibit Number       Description

    1(a) Underwriting Agreement, dated July 8, 2003, between the Company and Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

    4(a) First Supplemental Indenture, between the Company and Deutsche Bank Trust Company Americas, as trustee, dated July 11, 2003, establishing the terms of the Series H Notes.

    4(b) Second Supplemental Indenture, between the Company and Deutsche Bank Trust Company Americas, as trustee, dated July 11, 2003, establishing the terms of the Series I Notes.

    4(c) Forms of the Notes (included in Exhibits 4(a) and 4(b) hereto).

    5(a) Opinion of Simpson Thacher & Bartlett LLP regarding the legality of the Notes.